EXHIBIT 10.14

                                 PROMISSORY NOTE

         WHEREAS, as of June 30, 2006, Chesapeake Logistics, LLC, a Maryland limited liability company (the "Maker"), was indebted to Brian P. Flood and Regina R. Flood (collectively, the "Payee") in the amount of Ten Thousand Dollars ($10,000.00) (the "Initial Indebtedness");

         WHEREAS, subsequent to June 30, 2006, the Payee has advanced additional funds (each an "Advance" and together with the Initial Indebtedness, collectively, the "Advances") to the Maker on the following dates and in the following amounts:

         DATE                          AMOUNT
         ----                       -----------
         July 28, 2006              $246,834.31
         August 3, 2006             $ 80,000.00
         October 16, 2006           $ 30,000.00
         December 1, 2006           $ 16,000.00
         December 5, 2006           $ 80,000.00
                                    -----------
         Total                      $452,834.31
                                    ===========

         WHEREAS, each of the Maker and the Payee desires to evidence the Advances and the terms of payment thereof by the execution and delivery of this Promissory Note (the "Note");

         NOW, THEREFORE:

         FOR VALUE RECEIVED, the Maker promises to pay to the order of the Payee, in lawful money of the United States of America, the principal amount of Four Hundred Sixty-Two Thousand Eight Hundred Thirty-Four and Thirty-One One Hundredths Dollars ($462,834.31), together with simple interest on each of the Advances from the date made to the Payee until paid in full at the prime rate of interest from time to time published in The Wall Street Journal or its successor. The entire principal amount of this Note, together with all interest accrued thereon, shall be finally due and payable on January 2, 2008.

         The principal amount of this Note and any interest accrued thereon may be prepaid in whole or in part at any time prior to maturity without premium or penalty of any kind. Any amount paid to the Payee or other holder hereof shall be applied first to interest accrued to the date of such payment and then to the principal amount hereof then outstanding.

         The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default" under this Note:

                  (a) The Maker shall fail for any reason to make any payment, whether of principal or interest, when due and payable pursuant to the provisions of this Note;

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                  (b) The Maker shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a voluntary petition under any bankruptcy, insolvency or other law for the relief or aid of debtors, including without limitation the Bankruptcy Code of 1978, as amended, (iii) make any assignment for the benefit of its creditors or (iv) enter into any composition agreement;

                  (c) An involuntary petition shall be filed against the Maker under any bankruptcy, insolvency or other law for the relief or aid of debtors, including without limitation the Bankruptcy Code of 1978, as amended, which involuntary petition is not dismissed within sixty days after the date of the filing thereof;

                  (d) Any court of competent jurisdiction shall find that the Maker is insolvent or bankrupt; or

                  (e) A receiver or trustee shall be appointed for the Maker or for all or a substantial portion of its assets and properties.

         Upon the occurrence of any Event of Default:

                  (1) all amounts outstanding hereunder, whether principal, interest or otherwise, shall, at the option of the Payee or other holder hereof, become immediately due and payable;

                  (2) simple interest shall accrue on the then outstanding principal amount hereof from the date of any such Event of Default to the date of payment in full of the then outstanding principal amount hereof at the highest rate of interest permitted by the laws of the State of Maryland; and

                  (3) the Maker shall pay all reasonable costs and expenses of collection of this Note, including without limitation reasonable attorneys' fees, costs and expenses, paid or incurred by the Payee or other holder hereof, whether paid or incurred in connection with collection by suit or otherwise.

         The Maker and each endorser of this Note severally waives demand, protest, presentment and notice of maturity, non-payment or protest and any and all requirements necessary to hold each of them liable as a maker or endorser hereof.

         The waiver by the Payee or other holder of this Note of the Maker's prompt and complete performance of, or default under, any provision of this Note shall not operate nor be construed as a waiver of any subsequent breach or default and the failure by the Payee or other holder hereof to exercise any right or remedy which he may possess hereunder shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default.

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         This Note shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Maryland. This Note may not be modified or amended, except by a written instrument executed by the Maker and the Payee or other holder hereof.

         Payment of this Note shall be subordinated to the payment of the debts and obligations of the Maker to all other parties.


         IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of December 5, 2006.


                                       CHESAPEAKE LOGISTICS, LLC




                                       By /s/ Regina R. Flood
                                          -------------------
                                              Regina R. Flood,
                                              Chief Executive Officer

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